EXHIBIT 99.1

WESTERN GAS PARTNERS ACQUIRES

MIDSTREAM ASSETS FROM ANADARKO AND ANNOUNCES

SECOND-QUARTER 2012 RESULTS

HOUSTON, August 1, 2012 – Western Gas Partners, LP (NYSE: WES) today announced that it has acquired an additional 24-percent membership interest in Chipeta Processing LLC (“Chipeta”) from Anadarko Petroleum Corporation (NYSE:APC) for total consideration of $135 million. Chipeta owns the Chipeta natural gas processing plant complex, which includes three processing trains: a 240 MMcf/d capacity refrigeration unit completed in November of 2007, a 250 MMcf/d capacity cryogenic unit commissioned in April 2009, and a 300 MMcf/d capacity cryogenic unit (“Train III”), scheduled to come on line in the third quarter of 2012. As a result of the acquisition, the Partnership owns a 75-percent membership interest in Chipeta, while a third party retains a 25-percent membership interest.

“With Train III very close to completion, the additional interest in Chipeta is a natural complement to our existing asset base,” said Western Gas Partners’ Chief Operating Officer Danny Rea. “Not only does the acquisition add to our fee-based portfolio, but drilling activity in the basin has led to consistent throughput growth despite lower commodity prices and we expect that Train III will be full after commissioning.”

The Partnership financed the acquisition with $128.3 million of cash on hand, and the issuance of 151,235 common units to Anadarko and 3,086 general partner units to Western Gas Holdings, LLC, the Partnership’s general partner, at an implied price of approximately $43.74 per unit. The transaction will be immediately accretive to the Partnership, with the acquisition price representing an approximate 7.9 times multiple of the assets’ forecasted 2013 earnings before interest, taxes, depreciation and amortization.

The acquisition closed on August 1, 2012, with the Partnership receiving distributions from Chipeta’s operations (related to the additional interest) beginning July 1, 2012. The terms of the transaction were unanimously approved by the board of directors of the Partnership’s general partner and by the board’s special committee, which is comprised entirely of independent directors. The special committee engaged Evercore Partners to act as its financial advisor and Bracewell & Giuliani LLP to act as its legal advisor.

The Partnership also announced today second-quarter 2012 financial and operating results. Net income available to limited partners for the second quarter of 2012 totaled $30.2 million, or $0.33 per common unit (diluted). The Partnership’s second-quarter Adjusted EBITDA (1) was $75.0 million and Distributable cash flow (1) was $59.9 million, resulting in a Coverage ratio (1) of 1.14 times for the period.

Total throughput attributable to the Partnership for the second quarter of 2012 averaged 2,381 MMcf/d, 1 percent below the prior quarter and 6 percent above the second quarter of 2011. These results include the net throughput attributable to the Mountain Gas Resources and Bison assets acquired from Anadarko Petroleum Corporation for all periods of comparison and throughput attributable to the Platte Valley system beginning March 2011. Capital expenditures attributable to the Partnership, excluding acquisitions, totaled approximately $75.4 million during the second quarter of 2012. Of this amount, maintenance capital expenditures were approximately $9.7 million, or 13 percent of Adjusted EBITDA.

“Our second quarter results serve to confirm the resiliency of our business model,” said Western Gas Partners’ President and Chief Executive Officer, Don Sinclair. “While our higher-margin assets were impacted by permitting delays and third-party NGL takeaway issues, we successfully issued 5 million common units prior to closing the Chipeta acquisition, ended the quarter with over $1 billion in liquidity, secured our second investment-grade credit rating, and maintained our industry-leading distribution growth, all while maintaining a healthy Coverage ratio. Furthermore, while we have updated our full-year guidance to reflect year-to-date performance and our most recent acquisition, we believe that excluding such acquisition, our full-year Adjusted EBITDA will be around the low end of the range we announced at the beginning of the year and our distribution growth outlook is unchanged.”

The Partnership previously declared a quarterly distribution of $0.48 per unit for the second quarter of 2012, payable on August 13, 2012, to unitholders of record at the close of business on July 31, 2012, representing a 4-percent increase over the prior quarter and a 19-percent increase over the second-quarter 2011 distribution of $0.405 per unit. The second-quarter 2012 Coverage ratio of 1.14 times is based on the quarterly distribution of $0.48 per unit.

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

CONFERENCE CALL TOMORROW AT 11 A.M. CDT

Management will host a conference call on Thursday, August 2, 2012, at 11 a.m. Central Daylight Time (12 p.m. Eastern Daylight Time) to discuss the second-quarter 2012 results and the Chipeta acquisition. To participate via telephone, please dial 877.621.4819 and enter participant code 98305839. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.

Western Gas Partners, LP is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East, West and South Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate our assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s most recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.

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WESTERN GAS PARTNERS, LP CONTACT

Benjamin Fink, CFA

SVP, Chief Financial Officer & Treasurer

benjamin.fink@westerngas.com

832.636.6010

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures, such as operating income or cash flows from operating activities.

Distributable Cash Flow

The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures and income taxes.

	Three Months Ended June 30,			Six Months Ended June 30,
thousands except Coverage ratio	2012		2011 (1)	2012		2011 (1)
Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$36,277		$45,026	$84,440		$88,923
Add:
Distributions from equity investees	5,578		4,091	10,019		8,000
Non-cash equity-based compensation expense	2,924		1,918	6,990		3,846
Interest expense, net (non-cash settled)	82		—	163		—
Income tax expense	90		6,064	627		10,896
Depreciation, amortization and impairments (2)	26,499		25,129	52,430		48,067
Other expense (2)	1,665		3,683	1,665		3,683
Less:
Equity income, net	3,335		2,739	6,948		5,022
Cash paid for maintenance capital expenditures (2) (3)	8,960		4,714	14,724		10,278
Capitalized interest	946		13	1,603		13
Cash paid for income taxes	—		—	72		—
Other income (2) (4)	—		—	62		1,754
Interest income, net (non-cash settled)	—		1,524	—		1,969
Distributable cash flow	$59,874		$76,921	$132,925		$144,379
Distributions declared (5)
Limited partners	$45,976			$87,732
General partner	6,449			10,746
Total	$52,425			$98,478
Coverage ratio	1.14	x		1.35	x

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)

Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta Processing LLC (“Chipeta”).

(3)

Cash paid for maintenance capital expenditures for the three and six months ended June 30, 2012, is net of a prior period adjustment reclassifying approximately $1.0 million and $0.7 million, respectively, from capital expenditures to operating expenses.

(4)

Excludes income of $0.4 million and $0.8 million for each of the three and six months ended June 30, 2012 and 2011, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

(5)	Reflects distributions of $0.48 and $0.94 per unit declared for the three and six months ended June 30, 2012, respectively.

Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”)

The Partnership defines Adjusted EBITDA as Net income attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, general and administrative expense in excess of the omnibus cap (if any), interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2012	2011 (1)	2012	2011 (1)
Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA

Net income attributable to Western Gas Partners, LP	$36,277	$45,026	$84,440	$88,923
Add:
Distributions from equity investees	5,578	4,091	10,019	8,000
Non-cash equity-based compensation expense	2,924	1,918	6,990	3,846
Interest expense	9,560	6,697	19,141	12,808
Income tax expense	90	6,064	627	10,896
Depreciation, amortization and impairments (2)	26,499	25,129	52,430	48,067
Other expense (2)	1,665	3,683	1,665	3,683
Less:
Equity income, net	3,335	2,739	6,948	5,022
Interest income, net – affiliates	4,225	5,749	8,450	10,419
Other income (2) (3)	—	—	62	1,754
Adjusted EBITDA	$75,033	$84,120	$159,852	$159,028

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)	Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(3)

Excludes income of $0.4 million and $0.8 million for each of the three and six months ended June 30, 2012 and 2011, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2012	2011 (1)	2012	2011 (1)
Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$78,475	$76,389	$157,630	$146,746
Natural gas, natural gas liquids and condensate sales	122,226	128,051	250,712	233,940
Equity income and other, net	4,640	5,240	9,241	9,836
Total revenues	205,341	209,680	417,583	390,522
Operating expenses
Cost of product	82,456	83,916	165,612	151,099
Operation and maintenance	33,882	29,225	63,780	56,086
General and administrative	9,755	8,171	19,679	16,033
Property and other taxes	4,833	4,352	9,670	8,673
Depreciation, amortization and impairments	27,156	25,835	53,742	49,478
Total operating expenses	158,082	151,499	312,483	281,369
Operating income	47,259	58,181	105,100	109,153
Interest income, net – affiliates	4,225	5,749	8,450	10,419
Interest expense	(9,560)	(6,697)	(19,141)	(12,808)
Other income (expense), net	(1,267)	(3,305)	(809)	(1,153)
Income before income taxes	40,657	53,928	93,600	105,611
Income tax expense	90	6,064	627	10,896
Net income	40,567	47,864	92,973	94,715
Net income attributable to noncontrolling interests	4,290	2,838	8,533	5,792
Net income attributable to Western Gas Partners, LP	$36,277	$45,026	$84,440	$88,923
Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$36,277	$45,026	$84,440	$88,923
Pre-acquisition net (income) loss allocated to Parent	—	(11,087)	—	(20,000)
General partner interest in net (income) loss	(6,127)	(1,842)	(10,466)	(3,290)
Limited partners’ interest in net income	$30,150	$32,097	$73,974	$65,633
Net income per unit – basic and diluted
Common units	$0.33	$0.40	$0.81	$0.83
Subordinated units (2)	$—	$0.38	$—	$0.79
Weighted average units outstanding – basic and diluted
Common units	91,272	54,896	90,981	53,528
Subordinated units (2)	—	26,536	—	26,536

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

(2)	All subordinated units were converted to common units on a one-for-one basis on August 15, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

thousands except number of units	June 30, 2012	December 31, 2011
Current assets	$283,458	$256,448
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	2,224,313	2,052,224
Other assets	268,428	268,954
Total assets	$3,036,199	$2,837,626

Current liabilities	$158,361	$76,596
Long-term debt	1,010,228	669,178
Asset retirement obligations and other	70,423	174,546
Total liabilities	$1,239,012	$920,320

Equity and partners’ capital
Common units (95,783,116 and 90,140,999 units issued and outstanding at June 30, 2012, and December 31, 2011, respectively)	$1,617,196	$1,495,253
General partner units (1,954,759 and 1,839,613 units issued and outstanding at June 30, 2012, and December 31, 2011, respectively)	39,758	31,729
Parent net investment	—	269,600
Noncontrolling interests	140,233	120,724
Total liabilities, equity and partners’ capital	$3,036,199	$2,837,626

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
thousands	2012	2011 (1)
Cash flows from operating activities
Net income	$92,973	$94,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	53,742	49,478
Change in other items, net	19,375	4,045
Net cash provided by operating activities	$166,090	$148,238

Cash flows from investing activities
Capital expenditures	$(147,058)	$(38,150)
Acquisitions from affiliates	(465,507)	—
Acquisitions from third parties	—	(303,602)
Investments in equity affiliates	—	(93)
Proceeds from sale of assets to affiliates	—	242
Net cash used in investing activities	$(612,565)	$(341,603)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$886,369	$1,045,939
Repayments of debt	(549,000)	(859,000)
Proceeds from issuance of common and general partner units, net of offering expenses	216,574	132,569
Distributions to unitholders	(89,080)	(63,732)
Contributions from noncontrolling interest owners	21,315	7,389
Distributions to noncontrolling interest owners	(10,339)	(7,495)
Net contributions from (distributions to) Parent	2,129	(26,684)
Net cash provided by financing activities	$477,968	$228,986

Net increase (decrease) in cash and cash equivalents	$31,493	$35,621
Cash and cash equivalents at beginning of period	226,559	27,074
Cash and cash equivalents at end of period	$258,052	$62,695

(1)	Financial information has been recast to include results attributable to the Bison and MGR assets.

Western Gas Partners, LP

OPERATING STATISTICS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
MMcf/d except per-unit amounts	2012	2011 (1)	2012	2011 (1)
Throughput
Gathering, treating and transportation (2)	1,267	1,341	1,283	1,353
Processing (3)	1,170	957	1,160	904
Equity investment (4)	234	173	235	180
Total throughput (5)	2,671	2,471	2,678	2,437
Throughput attributable to noncontrolling interests	290	234	280	226
Total throughput attributable to Western Gas Partners, LP	2,381	2,237	2,398	2,211
Gross margin per Mcf attributable to Western Gas Partners, LP (6)	$ 0.54	$0.59	$0.55	$0.57

(1)	Throughput has been recast to include volumes attributable to the Bison and MGR assets.

(2)

Excludes average NGL pipeline volumes from the Chipeta assets of 26 MBbls/d and 23 MBbls/d for the three months ended June 30, 2012 and 2011, respectively, and 26 MBbls/d and 22 MBbls/d for the six months ended June 30, 2012 and 2011, respectively.

(3)

Consists of 100% of Chipeta, Granger, Hilight and Red Desert complex volumes, and 50% of Newcastle system volumes for all periods presented, as well as throughput beginning March 2011 attributable to the Platte Valley system.

(4)

Represents the Partnership’s 14.81% share of Fort Union and 22% share of Rendezvous gross volumes and excludes our 10% share of average White Cliffs pipeline volumes consisting of 6 MBbls/d for the both the three and six months ended June 30, 2012, and 3 MBbls/d for both the three and six months ended June 30, 2011.

(5)	Includes affiliate, third-party and equity-investment volumes.

(6)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to the Partnership’s investments in Fort Union, White Cliffs and Rendezvous and volumes attributable to the Partnership’s investments in Fort Union and Rendezvous.

Western Gas Partners, LP

UPDATED GUIDANCE

(Unaudited)

millions except percentages	Previous Range			Current Range (1)			Midpoint Variance (1)
Adjusted EBITDA	$335	-	$365	$330	-	$345	(3.6%)
Maintenance capital expenditures as a percentage of Adjusted EBITDA	8%	-	11%	8%	-	11%	none
Total capital expenditures	$410	-	$460	$410	-	$460	none
Distribution growth	16%	-	20%	16%	-	20%	none

(1)	Figures include the additional 24% Chipeta interest beginning July 1, 2012.